UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15th, 2015

Commission File Number: 333-152002

ROI LAND INVESTMENTS LTD.

(Exact name of registrant as specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	26-1574051 (I.R.S. Employer Identification No.)

825 Lebourgneuf Blvd, Suite 315

Quebec, QUEBEC G2J 0B9

(Address of principal executive offices)

Tel: 1-418-781-2954

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 15th, 2015 the Board of ROI Land Investments Ltd. (the “Company”) ratified a Leasing & Development Agreement with LNG Canada Development Inc., a joint venture company comprised of Shell Canada Energy (50%), an affiliate of Royal Dutch Shell plc, and affiliates of PetroChina (20%), Korea Gas Corporation (15%) and Mitsubishi Corporation (15%), (“LNG Canada”), for a Five Year Agreement for the Company to be the exclusive developer of a total of 93 apartments & townhouse units on 1.5 hectares in Kitimat, British Columbia. Phase 1 and Phase 2 plans are already approved. LNG Canada intends to lease the majority of the units after construction to house its workforce developing its projects in the Kitimat area.

Item 9.01 Exhibits.

99.1	Lease Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20th, 2015

ROI LAND INVESTMENTS, LTD.

/s/ Sami Chaouche
By:	Sami Chaouche, Director
Chief Executive Officer

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